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                                                                     EXHIBIT 4.1


                       INTEGRATED SECURITY SYSTEMS, INC.
                             1993 STOCK OPTION PLAN
                      (as amended pursuant to stockholder
                             approval on 12/30/94)


                                    Purpose

     The purpose of the Plan is to attract and retain key employees and directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options and Nonqualified Stock Options which will:

           (a) increase the interest of the employees and directors in the Company's welfare;

           (b) furnish an incentive to the employees and directors to continue their services for the Company; and

           (c) provide a means through which the Company may attract able persons to enter its employ or to serve as directors.

                                   ARTICLE I
                                  Definitions

     For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

     1.1 "Board" means the board of directors of the Company.

     1.2 "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a) (9) or Section 13(d) (3) under the 1934 Act) or any "group" (as such term is used in Rule l3d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule l3d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 50.1% or more of the

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Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended.

     1.4 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

     1.5 "Company" means Integrated Security Systems, Inc., a Delaware corporation.

     1.6 "Date of Grant" means the effective date on which an option is awarded to a Participant as set forth in the stock option agreement.

     1.7 "Determination Date" shall have the meaning set forth in Section 4.2 hereof.

     1.8 "Fair Market Value" of the Company's shares of Common Stock means (i) prior to the registration of the shares of Common Stock under Section 12 of the 1934 Act, the fair market value of shares of Common Stock as determined by the Board of Directors, and (ii) after registration of the shares of Common Stock under Section 12 of the 1934 Act, (a) the closing price per share on any stock exchange or inter-dealer quotation system on which the Common Stock is traded, or (b) the mean between the closing or average (as the case may be) bid and asked prices per share of Common Stock on the over-the-counter market, whichever is applicable.

     1.9 "Incentive Stock Option" means an option to purchase shares of Common Stock granted to an eligible Participant pursuant to Article V and which is intended to qualify as an incentive stock option under Section 422 of the Code.

     1.10 "1934 Act" means the Securities Exchange Act of 1934, as amended.

     1.11 "Measurement Year" shall have the meaning set forth in Section 4.2 hereof.

     1.12 "Nonqualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article IV or Article V and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

     1.13 "Participant" means any employee of the Company or any Subsidiary of the Company or any director of the Company who is, or who is proposed to be, a recipient of a Stock Option.




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     1.14 "Plan" means the Integrated Security Systems, Inc. 1993 Stock Option
Plan, as it may be amended from time to time.

     1.15 "Stock Dividend" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or
(iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

     1.16 "Stock Options" shall mean any and all Incentive Stock Options and Nonqualified Stock Options granted pursuant to the Plan.

     1.17 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                                   ARTICLE II
                                 Administration

     Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee, at the time of his appointment to the Committee and while he is a member thereof, must be a "disinterested person", as that term is defined in Rule l6b-3 promulgated under the 1934 Act.

     The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees to whom Stock Options will be granted, interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees or potential employees of the Company or a Subsidiary. Except as provided below, any interpretation, determination, or other action made or




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taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                  ARTICLE III
                             Shares Subject to Plan

     The Committee may not grant Stock Options under the Plan for more than 500,000 shares of Common Stock of the Company (as may be adjusted in accordance with Article XII or XIII hereof). Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be reoffered under the Plan.

                                   ARTICLE IV
                            Directors' Stock Options

     The provisions of this Article IV shall apply only to Nonqualified Stock Options granted to directors of the Company pursuant to Section 4.2.

     4.1 Eligibility. Only directors of the Company who, as of the Determination Date (defined below), have served as directors for at least six months shall be eligible to receive grants of Nonqualified Stock Options under this Article IV.

     4.2 Grant of Stock Options. Beginning on December 31, 1993, on the 90th day (the "Determination Date") after the last day of each fiscal year of the Company while this Plan is in effect, the Committee shall grant to each director of the Company an option to purchase shares of Common Stock as follows:

           (a) If the Company's net income per share for its fiscal year ended immediately preceding the Determination Date (the "Measurement Year") is at least equal to the Company's net income per share for the fiscal year immediately preceding the Measurement Year, each director of the Company shall be granted an option to purchase 3,000 shares of Common Stock.

           (b) If the Company's net income per share for the Measurement Year is greater than 110% of the Company's net income per share for the fiscal year immediately preceding the Measurement Year, then (in addition to the option granted under paragraph (a) above) each director of the Company shall be granted an option to purchase 2,000 shares of Common Stock for each 10% increase in net income per share above such 110%.

     For example, if net income per share is 100% of net income per share for the previous year, the directors will each receive an option to purchase 3,000 shares of Common Stock; if net income per share is 111% of net income per share for the previous year, each director will receive an option to purchase 5,000 shares of Common Stock; and if net income per share is 120.1% or 129.9% of net income per



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share for the previous year, each director will receive an option to purchase
7,000 shares of Common Stock.

     All references to "net income per share" in this Section 4.2 shall mean net income per share on a fully diluted basis after giving effect to the conversion of all convertible securities and the exercise of all options to purchase securities.

     Each grant of a Nonqualified Stock Option under this Article IV shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Nonqualified Stock Option, the option exercise price, the term of the Nonqualified Stock Option and such other terms and provisions as are consistent with the Plan.

     4.3 Option Price. The option exercise price for a Nonqualified Stock Option granted under this Article IV shall be equal to the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the option exercise price of each Nonqualified Stock Option granted pursuant to this Article IV shall not be less than the par value per share of the Common Stock.

     4.4 Option Period.  All Nonqualified Stock Options granted under this
Article IV shall automatically vest and be exercisable in full after the expiration of six months from the Date of Grant. The period during which a Nonqualified Stock Option granted under this Article IV may be exercised shall expire ten years from the Date of Grant, unless sooner terminated pursuant to
Article VIII. No Nonqualified Stock Option granted under this Article IV may be exercised at any time after its term.

                                   ARTICLE V
                          Key Employees' Stock Options

     The provisions of this Article V shall apply only to Stock Options granted under Section 5.2 to key employees of the Company or any of its Subsidiaries, including employee-directors of the Company:

     5.1 Eligibility. The Committee shall, from time to time, select the particular key employees of the Company and its Subsidiaries to whom the Stock Options provided under this Article V are to be granted and/or distributed in recognition of each such employee's contribution to the Company's or the Subsidiary's success. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees or potential employees of the Company or a Subsidiary.

     5.2 Grant of Stock Options.  All grants of Stock Options under this
Article V shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the total number of shares




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subject to the Stock Option, the option exercise price, the term of the Stock
Option, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the stock option agreement shall also include provisions that may be necessary to assure that the option is an incentive stock option under the Code.

     The Company shall execute stock option agreements upon instructions from the Committee.

     5.3 Option Price. The option price for a Nonqualified Stock Option shall be determined by the Committee, and may be less than the Fair Market Value per share of the Common Stock on the Date of Grant. The option price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes. Notwithstanding anything to the contrary contained in this Section 5.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

     5.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after its term. The Committee may provide for the exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee shall have the right to accelerate the time at which any Stock Option granted to an employee shall become exercisable.

                                   ARTICLE VI
                       Limits on Incentive Stock Options

     6.1 Stock Ownership Limitation. No Incentive Stock Option may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries. This limitation will not apply if the option price is at least 110% of the Fair Market Value of the Common Stock on the Date of Grant and the option is not exercisable more than five years from the Date of Grant.

     6.2 Option Period. Notwithstanding the provisions of Section 5.4 hereof, if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant.




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     6.3 Limitation on Exercises of Shares Subject to Incentive Stock Options.
To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code.

     6.4 Disqualifying Disposition. If stock acquired upon exercise of an Incentive Stock Option is disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to the Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

                                  ARTICLE VII
                           Exercise of Stock Options

     Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the option price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the option price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.

                                  ARTICLE VIII
                      Termination of Employment or Service

     In the event a Participant who is an employee of the Company (including any employee-director) or any Subsidiary shall cease to be employed by the Company or a Subsidiary, or a Participant who is a director of the Company shall cease to serve as a director of the Company, for any reason other than death, disability or retirement, such Participant's Stock Options may be exercised by the Participant for a period of ninety (90) days after the later of (i) the Participant's termination of employment or (ii) the Participant's termination of service as a director, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, a Participant's Stock Options may be exercised as follows in the event of such Participant's death, disability or retirement:

           (a) Death. In the event of death while employed or while serving as a director, as the case may be, the Stock Option may be exercised, for a period of ninety (90) days after the Participant's death or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the




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      Stock Option could have been exercised by the Participant on the date of the Participant's death, by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death; and

           (b) Disability or Retirement. In the event of termination of employment of an employee (or termination of service in the case of a director) as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or as the result of retirement in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, the Stock Option may be exercised by the Participant or his guardian for a period of ninety (90) days after the later of (i) the Participant's termination of employment or (ii) the Participant's termination of service as a director, as the case may be, or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of such termination, after taking into account any acceleration of unmatured installments of Stock Options pursuant to Section 5.4.

Notwithstanding the foregoing, individual grants of Stock Options to employees of the Company or any Subsidiary under the Plan may provide, pursuant to the terms of the particular stock option agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Options with respect to any termination of employment by such Participants.

                                   ARTICLE IX
                          Amendment or Discontinuance

     Subject to the limitations set forth in this Article IX, the Board may at any time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, provided that such action shall not, without obtaining the approval of the stockholders of the Company, (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing limitations, the Board may amend the Plan or modify the agreements evidencing same in order to comply with any exemption from the operation of Section 16(b) of the 1934 Act. The Board may not amend the provisions of Article IV more than once during any six month period unless such amendment is deemed necessary in order to comply with the provisions of the Code or the treasury regulations promulgated thereunder. The Committee may also substitute new Stock Options for Stock Options previously granted to employees of the Company or any of its Subsidiaries, including previously granted Stock Options having higher exercise prices.




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                                   ARTICLE X
                               Effect of the Plan

     Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any director, officer or employee any right to be granted a Stock Option to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                   ARTICLE XI
                                      Term

     The Plan shall be submitted to the Company's stockholders for their approval; however, Stock Options may be granted under the Plan prior to the time of stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on February 25, 2003. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                  ARTICLE XII
                              Capital Adjustments

     If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, then and in such event:

           (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded;

           (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price; and

           (iii) The number of shares subject to Stock Options to be granted to directors pursuant to Section 4.2 shall be appropriately adjusted, to the end that the same proportion of the Company's shares of Common Stock shall continue to be subject to being so granted.




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     Any fractional shares resulting from any adjustment made pursuant to this
Article XII shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                  ARTICLE XIII
                  Recapitalization, Merger and Consolidation

           (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

           (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

           (c) In the event of any merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options may be cancelled by the Board as of the effective date of any such reorganization, merger or consolidation, or of any proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its




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      intention to do so and by permitting the purchase during the thirty (30)
      day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Option would not otherwise be exercisable.

           (d) In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

           (e) In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the Shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

           (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty (30) days after receipt thereof by such Participant.

                                  ARTICLE XIV
                   Options in Substitution for Stock Options
                         Granted by Other Corporations

     Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about




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to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE XV
                            Miscellaneous Provisions

     15.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreements; provided. however, that Stock Options shall not be exercisable at any time during the six month period which begins on the Date of Grant. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Stock Option (i) until the expiration of six months from the date that the Plan is approved by the stockholders of the Company, if necessary to comply with Rule 16b-3 promulgated under the 1934 Act or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or
(ii) if any necessary listing of the shares on a stock exchange or any registration under state or federal securities laws required under the circumstances has not been accomplished. If stockholder approval of the Plan pursuant to Article XI has not been obtained at or before the grant of a Stock Option. the date of grant (for the purposes of Section 16 of the 1934 Act and the rules promulgated thereunder) of such Stock Option shall be deemed to be the date of stockholder approval of the Plan.

     15.2 Non-Assignability. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 401(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under Section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular stock option agreement so provides, by the Participant's guardian or legal representative.

     15.3 Investment Intent. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common




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Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

     15.4 Allotment of Shares. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options to employee-Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

     15.5 No Right to Continue Employment. Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

     15.6 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

     15.7 Tax Requirements. Any employee who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employee then owns, which shares have an aggregate Fair Market Value equal to the required the withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option by a Participant who is an officer, director or 10% stockholder of the Company (as determined by reference to Section 16(b) of the 1934 Act and the rules promulgated thereunder), the employee's obligation to pay such taxes shall only be satisfied by the Company's withholding of that number of whole shares of Common Stock otherwise issuable upon such exercise which have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. With respect to the exercise of a Nonqualified Stock Option by any Participant who is not such an officer, director or 10% stockholder of the Company, such Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company and/or (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns and/or the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the




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

Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

     15.8 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                  ARTICLE XVI
                                 Effective Date

     The effective date of the Plan shall be February 25, 1993 that is, the date on which it was approved and adopted by the Board.

                               * * * * * * * * *





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     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of December 31, 1994 by its Chief Executive Officer pursuant to prior action taken by the Board and the Company's stockholders.


                                        INTEGRATED SECURITY SYSTEMS, INC.



                                        By: /s/ FERDINAND A. HAUSLEIN
                                           -----------------------------------
                                            Chief Executive Officer

Attest:


/s/ WILLIAM LEFTWICH
- -----------------------------------
Secretary






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